Exhibit 3.1

CB RICHARD ELLIS REALTY TRUST

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

DATED SEPTEMBER [    ], 2006

CB RICHARD ELLIS REALTY TRUST, a Maryland real estate investment trust, formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, desires to amend and restate its First Amended and Restated Declaration of Trust as currently in effect and as hereinafter amended.

ARTICLE I

FORMATION

The Trust is a real estate investment trust within the meaning of the Maryland REIT Law (the “MRL”). The Trust is a separate legal person and shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended or any successor statute (the “Code”).

ARTICLE II

NAME

The name of the trust (hereinafter called the “Trust”) is:

CB Richard Ellis Realty Trust

Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name CB Richard Ellis Realty Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Code) for which a real estate investment trust may be organized under the MRL. For purposes of this Declaration of Trust, a “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by the MRL and all other powers which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT

The name of the resident agent of the Trust in the State of Maryland is CSC – Lawyers Incorporating Service Company, whose post office address is 11 East Chase Street, Baltimore, MD 21202.

The resident agent is a Maryland corporation. The Trust may have such other offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

DEFINITIONS

As used in the Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

“Acquisition Expenses” shall mean any and all expenses incurred by the Trust, the Advisor, or any Affiliate of either in connection with the selection, financing, acquisition or development of any asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and capital expenditures relating to the maintenance, repair and improvement of Property.

“Acquisition Fees” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Trust or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including, without limitation, real estate or brokerage commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, mortgage loan origination fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Advisor or the Sponsor in connection with the actual development of a project.

“Advisor” or “Advisors” shall mean the Person or Persons, if any, appointed, employed or contracted with by the Trust pursuant to Section 9.1 hereof and responsible for directing or performing the day-to-day business affairs of the Trust, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“Advisory Agreement” shall mean the agreement among the Trust, the Operating Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Trust.

“Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Aggregate Share Ownership Limit” shall mean not more than 3.0% (in value or number of Shares, whichever is more restrictive) of the aggregate of the outstanding Shares. The number and value of our outstanding Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

Appraised Value” shall mean value according to an appraisal made by an Independent Appraiser.

“Average Invested Assets” shall mean, for a specified period, the average of the aggregate Book Value of the assets of the Trust invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Trust is obtaining regular independent valuations of the current value of its Net Assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing and (ii) the asset valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board” or “Board of Trustees” shall have the meaning as provided in Article II herein.

“Book Value” shall mean the cost of any assets of the Trust, including the cost of any improvements and before any deduction for depreciation or amortization, or any impairment or other charge related to an asset, determined in accordance with generally accepted accounting principles.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Bylaws” shall mean the Bylaws of the Trust, as amended from time to time.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.2.6.

“Charitable Trust” shall mean any trust provided for in Section 7.2.1.

“Charitable Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

“Class B Interest” shall have the meaning as provided in Section 9.11.

“Code” shall have the meaning as provided in Article I herein.

“Common Share Ownership Limit” shall mean not more than 3.0% (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

“Common Shares” shall have the meaning as provided in Section 6.2 herein.

“Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Construction Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Contract Purchase Price” shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage in each case exclusive of Acquisition Fees and Acquisition Expenses.

“Dealer Manager” shall mean a Person selected by the Board to act as the dealer manager for an Offering.

“Declaration of Trust” shall mean this Second Amended and Restated Declaration of Trust and any Articles of Amendment, Articles Supplementary or other modification or amendment thereto.

“Development Fee” shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

“Distributions” shall mean any distributions of money or other property, pursuant to Section 6.6 hereof, by the Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Effective Date” shall mean the date on which the registration statement relating to the Trust’s Initial Public Offering is declared effective by the Securities and Exchange Commission.

“Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Article VII.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.1.7, and subject to adjustment pursuant to Section 7.1.8, the percentage limit established by the Board of Trustees pursuant to Section 7.1.7.

“Excess Shares” shall have the meaning provided in Section 7.1.1.

“Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Trust through an Offering, without deduction for Selling Commissions, volume discounts, the marketing support fee, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Trust are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Indemnitee” shall have the meaning provided in Section 13.3(a).

“Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the Advisor or the Trustees and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Trust or of other assets as determined by the Board of Trustees. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to real property.

“Independent Trustee” shall mean a Trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor, the Trust, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Trust, (ii) employment by the Trust, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Trustee of the Trust, (iv) performance of services for the Trust, other than as a Trustee of the Trust, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the prospective Independent Trustee from the Sponsor, the Advisor and their Affiliates exceeds 5% of the prospective Independent Trustee’s (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis. An indirect association shall include circumstances in which a Trustee’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Trust.

“Initial Date” shall mean the date upon which this Declaration of Trust is accepted for record by the SDAT.

“Initial Investment” shall mean that portion of the initial capitalization of the Trust contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

“Initial Public Offering” shall mean the offering and sale of Shares of the Trust pursuant to the Trust’s first effective registration statement covering such Shares filed under the Securities Act.

“Invested Capital” shall mean the amount calculated by multiplying the total number of Shares purchased by Shareholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Trust to repurchase Shares pursuant to the Trust’s plan for the repurchase of Shares.

“Investment Management Fee” shall have the meaning as provided in Section 9.6.

“Joint Ventures” shall mean those joint venture or partnership arrangements in which the Trust or the Operating Partnership is a co-venturer or general partner established to acquire or hold assets.

“Leverage” shall mean the aggregate amount of indebtedness of the Trust for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Listing” shall mean the listing of the Shares on a national securities exchange or the Nasdaq Global Select Market or Nasdaq Global Market. Upon such Listing, the Shares shall be deemed Listed.

“Market Price” shall mean with respect to any class or series of outstanding Shares, on any date, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

“MGCL” shall have the meaning as provided in Section 8.2 herein.

“Mortgages” shall mean, in connection with mortgage financing provided, invested in, participated in or purchased by the Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by real property owed by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“MRL” shall have the meaning as provided in Article I herein.

“NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

“Net Assets” shall mean total assets of the Trust (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by the Trust on a basis consistently applied; provided, however, that during such periods in which the Trust is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Net Assets” shall mean the greater of (i) the amount determined pursuant to the foregoing and (ii) the assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves.

“Net Income” shall mean, for any period, total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Trust’s assets.

“Net Sales Proceeds” shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Trust or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Trust (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Trust, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Trust or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Trust determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Trust in its sole discretion.

“NYSE” shall mean the New York Stock Exchange.

“Offering” shall mean any private placement of Shares or public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act.

“Operating Partnership” shall mean CBRE Operating Partnership, L.P., through which the Trust may own assets.

“Operating Partnership Agreement” shall mean the agreement among the Trust, as the general partner, and the limited partners named therein.

“Organization and Offering Expenses” shall mean all expenses incurred by and to be paid from the assets of the Trust in connection with the formation, qualification and registration of the Trust, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and a group to which an Excepted Holder Limit applies.

“Preferred Shares” shall have the meaning as provided in Section 6.3 herein.

“Prohibited Owner” shall mean with respect to any purported Transfer (or other event), any Person who, but for the provisions of Section 7.1.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

“Property” or “Properties” shall mean any and all property (real, personal or otherwise), tangible or intangible, including interests in any Person or in joint ventures, and all rents, income, profits or gains therefrom, which are owned by or held by, or for the account of, the Trust or the Operating Partnership.

“Prospectus” shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Reinvestment Plan” shall have the meaning as provided in Section 6.14.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

“Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity to the Shareholders. Such term does not include:

(a) a transaction involving securities of the Trust that have listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

(b) a transaction involving the conversion to corporate or association form, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) Shareholders’ voting rights;

(ii) the term of existence of the Trust;

(iii) Sponsor or Advisor compensation; or

(iv) the Trust’s investment objectives.

“Sale” or “Sales” shall mean (i) any transaction or series of transactions whereby: (A) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Trust or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Trust or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more assets within 180 days thereafter.

“SDAT” shall have the meaning as provided in Section 6.4 herein.

“Securities” shall mean any of the following issued by the Trust, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Selling Commissions” shall mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares.

“Shareholder List” shall have the meaning as provided in Section 12.8.

“Shareholders” shall mean the record holders of the Shares as maintained in the books and records of the Trust or its transfer agent.

“Shares” shall mean shares of beneficial interest of the Trust of any class or series, including Common Shares or Preferred Shares.

“Soliciting Dealers” shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

“Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Trust, (ii) will manage or participate in the management of the Trust, and any Affiliate of any such Person, other than a Person whose only relationship with the Trust is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Trust, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Trust in connection with the founding or organizing of the business of the Trust, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Trust, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Trust which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Trust on a basis which was not negotiated at arm’s-length with the Trust. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

“Total Assets” shall mean for a specified period, the average of the aggregate Book Value of the assets of the Trust before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Total Operating Expenses” shall mean all costs and expenses of every character paid or incurred by the Trust as determined under generally accepted accounting principles, that are in any way related to the operation of the Trust or to Trust business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition and disposition of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall have the meaning as provided in Article II herein.

“Trustee” shall mean a member of the Board of Trustees which manages the Trust.

“Unimproved Real Property” shall mean Property in which the Trust has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue a total of 1,000,000,000 shares of beneficial interest, of which 990,000,000 shares are designated as common shares, $0.01 par value per share (“Common Shares”), and 10,000,000 shares are designated as preferred shares, $0.01 par value per share (“Preferred Shares”). If shares of one class are classified or reclassified into shares of another class of shares pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph. The Board of Trustees, with the approval of a majority of the entire Board of Trustees and without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

Section 6.2 Common Shares.

Section 6.2.1 Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

Section 6.2.2 Description. Each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Shareholders are entitled to vote pursuant to Section 12.2 hereof. Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. Each Common Share, when issued in accordance with the terms of an Offering, shall be fully paid and non-assessable. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

Section 6.2.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Trust, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares shall be entitled to receive, subject to the rights of the holders of any series of Preferred Shares, ratably with each other holder of Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares then outstanding.

Section 6.2.4 Voting Rights. Except as may be provided otherwise in the Declaration of Trust, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the Shareholders.

Section 6.3 Preferred Shares. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series of Shares. The voting rights of the holders of shares of any series of Preferred Shares shall not exceed voting rights that bear the same relationship to the voting rights of the holders of Common Shares as the consideration paid to the Trust for each Preferred Share bears to the book value of each outstanding Common Share.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Section 6.9 and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Declaration of Trust (including determinations by the Board or other facts or events within the control of the Trust) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.

Section 6.6 Dividends and Distributions. The Board from time to time may authorize and the Trust may pay to Shareholders such dividends or other Distributions in cash or other property as the Board in its discretion shall determine. The Board shall endeavor to authorize, and the Trust may pay, such dividends and Distributions as shall be necessary for the Trust to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Trust; provided, however, Shareholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Trust. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the trust and the liquidation of its assets in accordance with the terms of the Declaration of Trust, or distributions in which (i) the Board advises each Shareholder of the risks associated with direct ownership of the property, (ii) the Board offers each Shareholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those Shareholders that accept such offer.

Section 6.7 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in the Declaration of Trust. The Shareholders shall have no interest in the Property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the Property of the Trust. The death of a Shareholder shall not terminate the Trust. The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

Section 6.8 Fractional Shares. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

Section 6.9 Declaration and Bylaws. All Shareholders are subject to the provisions of the Declaration of Trust and the Bylaws.

Section 6.10 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of Shareholders.

Section 6.11 No Issuance of Share Certificates. Until Listing, the Trust shall not issue share certificates. A Shareholder’s investment shall be recorded on the books of the Trust. To transfer his or her Shares, a Shareholder shall submit an executed form to the Trust, which form shall be provided by the Trust upon request. Such transfer will also be recorded on the books of the Trust. Upon issuance or transfer of Shares, the Trust will provide the Shareholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MRL or other applicable law.

Section 6.12 Suitability of Shareholders. From the Effective Date until Listing, the following provisions shall apply:

Section 6.12.1 Investor Suitability Standards. Subject to suitability standards established by individual states, to become a Shareholder in the Trust, if such prospective Shareholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Shareholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Trust, among other requirements as the Trust may require from time to time:

(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

Section 6.12.2 Determination of Suitability of Sale. The Sponsor and each Person selling Shares on behalf of the Sponsor or the Trust shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Trust shall ascertain that the prospective Shareholder: (a) meets the minimum income and net worth standards established for the Trust; (b) can reasonably benefit from the Trust based on the prospective Shareholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Shareholder’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Shareholder may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

The Sponsor or each Person selling shares on behalf of the Sponsor or the Trust shall make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Shareholder, as well as any other pertinent factors.

The Sponsor or each Person selling Shares on behalf of the Sponsor or the Trust shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Trust shall maintain these records for at least six years.

Section 6.12.3 Minimum Investment and Transfer. Subject to certain individual state requirements, no sale or transfer of Shares will be permitted of less than $1,000, and a Shareholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.

Section 6.13 Repurchase of Shares. The Board may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from its Shareholders; provided, however, that such repurchase does not impair the capital or operations of the Trust. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Trust. The Board may change any of these policies (except the policy that prohibits the payment of fees upon the repurchase of Shares) without prior notice or vote of the Shareholders.

Section 6.14 Distribution Reinvestment Plans. The Board may elect to adopt, from time to time, a Distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, (i) all material information regarding Distributions to the Shareholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Shareholders not less often than annually, and (ii) each Shareholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Shares.

Section 7.1.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.1.1(a)(i) or (ii),

(i) then, except as provided in Section 7.1.7, that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.1.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically converted to Excess Shares and transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Excess Shares; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.1.1(a)(i) or (ii), then the Transfer of that number of Excess Shares that otherwise would cause any Person to violate Section 7.1.1(a)(i) or (ii) shall be void ab initio, and the Prohibited Owner or other intended transferee shall acquire no rights in such Excess Shares.

Section 7.1.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.1.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.1.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

Section 7.1.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.1.1(a), or any Person who is a Prohibited Owner that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.1.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

Section 7.1.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of 0.5% or more (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of all classes or series of outstanding Shares, including Common Shares on any dividend record date during each taxable year, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such record holder, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such shares are held. Each such record holder shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and the Trust’s status under the Department of Labor plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Share Ownership Limit. The Trust may request such information after every sale, disposition or transfer of the Common Shares prior to the date a registration statement for such share becomes effective.

(b) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.1.5 Remedies Not Limited. Subject to Section 8.1 of the Declaration of Trust, nothing contained in this Section 7.1 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

Section 7.1.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.1, Section 7.2 or any definition contained in Article V, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII or with respect to any situation based on the facts known to it. In the event Section 7.1 or 7.2 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 7.1 or 7.2. Absent a decision to the contrary by the Board of Trustees (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.1.1(b)) acquired Beneficial or Constructive Ownership of Shares in violation of Section 7.1.1(a), such remedies (as applicable) shall first apply to Shares which, but for such remedies, would have been actually owned by such Person, and second to Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of Shares held by each such Person.

Section 7.1.7 Exceptions.

(a) Subject to Section 7.1.1(a)(ii), the Board of Trustees, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit or the Common Share Ownership Limit, as the case may be (however, the Board of Trustees may not grant such an exemption to any Person whose ownership, direct or indirect, of in excess of 3.0% of the number or value of the outstanding Shares (whichever is more restrictive) would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in the Trust failing to qualify as a REIT), and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such Shares will violate Section 7.1.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.1.1 through 7.1.6) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.1.1(b) and 7.2.

(b) Prior to granting any exception pursuant to Section 7.1.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 7.1.8 Change in Aggregate Share Ownership and Common Share Ownership Limits. The Board of Trustees, in its sole discretion and by resolution, may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit; provided, however, that a decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership of Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit until such time as such Person’s percentage ownership of Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but until such time as such Person’s percentage ownership of Shares falls below such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, any further acquisition of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Shares.

Section 7.1.9 Legend. In the event that the Shares become certificated, each certificate for Shares shall bear substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE DECLARATION OF TRUST, AMONG OTHER RESTRICTIONS, NO PERSON MAY BENEFICIALLY OWN SHARES OF COMMON BENEFICIAL INTEREST OR SHARES IN EXCESS OF 3.0% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF TRUSTEES OF THE TRUST) OF THE AGGREGATE NUMBER OR VALUE OF THE OUTSTANDING SHARES OF COMMON BENEFICIAL INTEREST OR SHARES OF THE TRUST. ANY PERSON WHO ACQUIRES OR ATTEMPTS TO ACQUIRE SHARES OF COMMON BENEFICIAL INTEREST OR SHARES IN EXCESS OF THE AFOREMENTIONED LIMITATION, OR ANY PERSON WHO IS OR ATTEMPTS TO BECOME A TRANSFEREE SUCH THAT EXCESS STOCK RESULTS UNDER THE PROVISIONS OF THE DECLARATION OF TRUST, SHALL IMMEDIATELY GIVE WRITTEN NOTICE OR, IN THE EVENT OF A PROPOSED OR ATTEMPTED TRANSFER, GIVE AT LEAST 15 DAYS PRIOR WRITTEN NOTICE TO THE TRUST OF SUCH EVENT AND SHALL PROVIDE TO THE TRUST SUCH OTHER INFORMATION AS IT MAY REQUEST IN ORDER TO DETERMINE THE EFFECT ON ANY SUCH TRANSFER ON THE TRUST’S STATUS AS A REIT. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE CONVERTED INTO AND TREATED AS SHARES OF EXCESS STOCK THAT WILL BE TRANSFERRED, BY OPERATION OF LAW, TO THE TRUSTEE OF A CHARITABLE TRUST FOR THE EXCLUSIVE BENEFIT OF ONE OR MORE CHARITABLE ORGANIZATIONS.

Section 7.1.10 ERISA Restrictions.

(a) Definitions. For purposes of this Section 7.1.10, the following terms shall have the following meanings:

“Benefit Plan Investor” shall mean (i) an employee benefit plan (as defined by Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA; (ii) a plan described in Section 4975(e) (1) of the Code; (iii) an entity whose underlying assets include (or are deemed for purposes of ERISA or Section 4975 of the Code to include) the assets of any plan described in clause (i) or (ii) above by reason of the plan’s investment in such entity; or (iv) an entity that otherwise constitutes a “benefit plan investor” within the meaning of the Plan Asset Regulation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Plan Asset Regulation” shall mean the plan asset regulation promulgated by the Department of Labor under ERISA at 29 C.F.R. Section 2510.3-101.

“25% Limit” shall mean ownership by Benefit Plan Investors, in the aggregate, of 25% or more of the value of any class of equity interest in the Trust (calculated by excluding the value of any interest held by any person, other than a Benefit Plan Investor, who has discretionary authority or control with respect to the assets of the Trust or any person who provides investment advice to the Trust for a fee (direct or indirect) with respect to such assets, or any affiliate of such person).

(b) Ownership Limitations. Commencing on the Initial Date and terminating as provided in Section 7.1.10.(e) below, no Benefit Plan Investor may acquire shares of common beneficial interest if the aggregate Benefit Plan Investor ownership of shares of common beneficial interest would meet or exceed the 25% Limit. Prior to shares of common beneficial interest qualifying as a class of “publicly-offered securities” or the availability of another exception to the “look-through” rule (i.e., the provisions of paragraph (a)(2) of the Plan Asset Regulation), transfers of shares of common beneficial interest to Benefit Plan Investors that would increase aggregate Benefit Plan Investor ownership of shares of common beneficial interest to a level that would meet or exceed the 25% Limit will be void ab initio as to the purported transfer of such number of shares of common beneficial interest that would cause aggregate Benefit Plan Investor ownership to meet or exceed the 25% Limit, and the purported transferee shall acquire no rights in such shares of common beneficial interest.

(c) Certain Procedures for Provision and Delivery of ERISA Related Transferee Information. From and after the Initial Date and prior to the date provided in Section 7.1.10.(e) below, (i) each transferor shall cause each prospective transferee to provide and each prospective transferee shall provide, assurances as to (A) the prospective transferee’s then-present and future status as a Benefit Plan Investor and (B) the prospective transferee’s then-present and future status as a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Trust or a person who provides investment advice to the Trust for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, (ii) no transfer shall be effected in the absence of the receipt of such assurances, and, without limiting any other provision of this Article VII, any purported transfer in the absence of the receipt by the Trust of such assurances shall be void ab initio, and (iii) no transfer shall be effected unless the Trust or its agent first determines that the 25% Limit would not be exceeded (determined separately for each class of equity securities (including any class with substantial equity features)), based on assurances received from investors, if the proposed transfer were consummated.

(d) Noncomplying Transfers. Without limiting the consequences of a violation of Sections 2 and 3 above, and otherwise without limiting Sections 7.1.10.(b) and (c) above, if there is a purported transfer of shares of common beneficial interest that does not comply with Sections 7.1.10.(b) and (c) above, (i) shares of common beneficial interest held by the purported transferee shall be deemed to be stock held in a Charitable Trust and, in furtherance of the foregoing, the purportedly transferred shares of common beneficial interest shall be transferred automatically and by operation of law to a Charitable Trust (as described in Section 7.1.1 above) to be held in accordance with the applicable provisions of this Article VII relating to Charitable Trusts, and (iii) the transferee purportedly owning such shares of common beneficial interest shall submit the shares for registration in the name of the Charitable Trust. Such transfer to a Charitable Trust and the designation of shares of common beneficial interest as Shares-in-Charitable Trust shall be effective as of the close of business on the Business Day prior to the date of the purported transfer.

(e) Termination. This 7.1.10 shall cease to apply at such time as shares of common beneficial interest qualify as a class of “publicly-offered securities” or if another exception to the “look-through” rule under the Plan Asset Regulation applies.

Section 7.2 Transfer of Shares in Trust.

Section 7.2.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.1.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.1.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.2.6.

Section 7.2.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

Section 7.2.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other distribution with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Section 7.2.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.2.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any Net Sales Proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.2.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 7.2.5 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, if the event which resulted in the Transfer to the Charitable Trust did not involve a purchase of Shares, the Market Price at the time of such event which resulted in the Transfer of Shares to the Charitable Trust) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.2.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.2.6 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.1.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

Section 7.3 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.4 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.5 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

BOARD OF TRUSTEES

Section 8.1 Powers. The business and affairs of the Trust shall be managed under the direction of the Board, and the Board shall have full, exclusive and absolute power, control and authority over the Trust’s assets and over the business of the Trust as if it, in its own right, was the sole owner thereof, except as otherwise limited by the Declaration of Trust. In accordance with the policies on investments and borrowing set forth in Article X hereof, the Board shall monitor the administrative procedures, investment operations and performance of the Trust and the Advisor to assure that such policies are carried out. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Trust. The Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

The Board, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a REIT; to determine that compliance with any restriction or limitations on ownership and transfers of Shares set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of Shares; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

Section 8.2 Number. The number of members of the Board of Trustees (the “Trustees”) shall be five, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that the total number of Trustees shall not be fewer than three nor more than nine. A majority of the Board will be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee. The names of the Trustees currently in office are:

Jack Cuneo

Robert Zerbst

Charles Black

Martin Reid

James Orphanides

These Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees prior to the first annual meeting of Shareholders in the manner provided in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names of any Trustees hereinafter elected.

The Trust elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the Maryland General Corporation Law (the “MGCL”), that, except as may be provided by the Board of Trustees in setting the terms of any class or series, any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent Trustees shall nominate replacements for vacancies among the Independent Trustees’ positions.

Section 8.3 Experience. Each Trustee shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Trust. At least one of the Independent Trustees shall have three years of relevant real estate experience.

Section 8.4 Committees. Subject to the MGCL, the Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Trustees.

Section 8.5 Term. Except as may otherwise be provided in the terms of any Preferred Shares issued by the Trust, each Trustee shall hold office for one year, until the next annual meeting of Shareholders and until his or her successor is duly elected and qualifies. Trustees may be elected to an unlimited number of successive terms.

Section 8.6 Fiduciary Obligations. The Trustees and the Advisor serve in a fiduciary capacity to the Trust and have a fiduciary duty to the Shareholders of the Trust, including, with respect to the Trustees, a specific fiduciary duty to supervise the relationship of the Trust with the Advisor.

Section 8.7 Resignation, Removal or Death. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed from office only for cause and only by the affirmative vote of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of Trustees, subject to the rights of any Preferred Shares to vote for such Trustees. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Trustee should be removed.

Section 8.8 Approval by Independent Trustees. A majority of the Independent Trustees shall approve all matters described in section II.C.3 of the NASAA REIT Guidelines.

ARTICLE IX

ADVISOR

Section 9.1 Appointment and Initial Investment of Advisor. The Board is responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Trust. However, the Board is not required personally to conduct the business of the Trust, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Sponsor has made an Initial Investment of $2,182,500 in the Trust. The Sponsor or any such Affiliate may not sell this Initial Investment while the Sponsor remains a Sponsor but may transfer the Initial Investment to other Affiliates.

Section 9.2 Supervision of Advisor. The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Trust are in the best interests of the Shareholders and are fulfilled. From the Effective Date until Listing, the Independent Trustees shall review the fees and expenses of the Trust at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Trust, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. In addition, from time to time, but not less often than annually, a majority of the Independent Trustees and a majority of Trustees not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Trustees also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Trust and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Trustees will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business, (v) the quality and extent of service and advice furnished by the Advisor and the performance of our investment portfolio, (vi) the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the assets relative to the investments generated by the Advisor for its own account. The Independent Trustees may also consider all other factors that it deems relevant, and the findings of the Independent Trustees on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Trust and whether the compensation provided for in its contract with the Trust is justified.

Section 9.3 Affiliation and Functions. The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

Section 9.4 Termination. The Advisory Agreement may be terminated (i) immediately by the Trust (a) in the event of the Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, (b) upon the bankruptcy of the Investment Advisor or (c) a material breach of the Advisory Agreement by the Advisor, which remains uncured after 30 days’ written notice; (ii) without cause or penalty by a majority of the Independent Trustees or by the Advisor upon 60 days’ written notice; or (iii) immediately by the Advisor upon the bankruptcy of the Trust or any material breach of the Advisory Agreement by the Trust, which remains uncured after 10 days’ written notice.

Section 9.5 Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust shall reimburse the Advisor and its Affiliates (and the Dealer Manager) for Organization and Offering Expenses incurred by the Advisor or its Affiliates (and the Dealer Manager); provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.

Section 9.6 Investment Management Fees. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust shall pay the Advisor as compensation for the advisory services rendered to the Trust hereunder an investment management fee (the “Investment Management Fee”). The Investment Management Fee shall be payable in cash or stock, subject to certain restrictions, at the option of the Advisor, and may be deferred in whole or in part, from time to time, by the Advisor (without interest). The Investment Management Fee shall be payable monthly in arrears within ten days from the end of each calendar month during the term hereof.

Section 9.7 Acquisition Fees. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent of the Contract Purchase Price, or in the case of a Mortgage, six percent of the funds advanced, provided, however, that a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

Section 9.8 Real Estate Commission Fee on Sale of Property. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust may pay the Advisor and its Affiliates a real estate commission fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half of the Competitive Real Estate Commission, or (ii) three percent of the sales price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Trustees. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent of the sales price of such Property or Properties.

Section 9.9 Property Management, Leasing and Construction Fees. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust shall pay to a third party (which may be the Advisor or one of its Affiliates) Property Management, Leasing and Construction Fees with respect to any Property that the Trust considers reasonable taking into account the going rate of compensation for managing similar properties in the same geographic location and of the same property type, and other relevant factors. Such fees for each service provided shall range from 2.0% to 5.0% of gross revenues received from a Property.

Section 9.10 Dealer Manager Fee, Marketing Support Fee and Selling Commissions. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust shall pay the Dealer Manager a fee for acting as dealer manager and marketing support fees and selling commissions to the Dealer Manager or other broker-dealers who sell Securities.

Section 9.11 Operating Partnership Interests. An Affiliate of the Advisor has been issued one Class B limited partnership interest in the Operating Partnership (the “Class B Interest”). The holder of the Class B Interest is entitled to distributions in an amount equal to 15% of all Net Sales Proceeds after subtracting (i) the costs of such Sale, (ii) the amount of equity capital invested in such Property which has not been reinvested or returned to Shareholders and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital. The Class B Interest is subject to redemption in the event of termination of the Advisory Agreement as described in the Operating Partnership Agreement.

Section 9.12 Reimbursement for Total Operating Expenses. The Trust may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Trust shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. The Independent Trustees shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Trust for which there is an Excess Amount that the Independent Trustees conclude was justified and reimbursable to the Advisor, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Trustees do not determine that excess expenses are justified, the Advisor shall reimburse the Trust the amount by which the expenses exceeded the 2%/25% Guidelines.

Section 9.13 Reimbursement Limitation. The Trust shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE X

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 10.1 Investment Objectives. The Trust’s primary investment objectives are: (i) to maximize cash dividends paid to Shareholders; (ii) to preserve and protect the Invested Capital of the Shareholders; (iii) to realize growth in the value of our assets upon our ultimate sale of such assets; and (iv) to provide Shareholders with the potential for future liquidity of their investment through either (a) the Listing of the Shares, or (b) if Listing does not occur on or before December 31, 2011, our Board of Trustees must consider an orderly liquidation of its assets. Subject to the restrictions set forth herein, the Board will use its best efforts to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Trust; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 13.2 hereof.

Section 10.2 Review of Objectives. The Independent Trustees shall review the investment policies of the Trust with sufficient frequency (not less often than annually) to determine that the policies being followed by the Trust are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 10.3 Certain Permitted Investments.

(a) Subject to any limitations in Section 10.4, the Trust may invest in assets of any kind.

(b) The Trust may invest in Joint Ventures with the Sponsor, Advisor, one or more Trustees or any Affiliate, only if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Trust and on substantially the same terms and conditions as those received by the other joint venturers.

(c) Subject to any limitations in Section 10.4, the Trust may invest in equity securities only if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 10.4 Investment Limitations. In addition to other investment restrictions imposed by the Board from time to time, consistent with the Trust’s objective of qualifying as a REIT, the following shall apply to the Trust’s investments from the Effective Date until Listing:

(a) Not more than ten percent of the Trust’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b) The Trust shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Trust’s ordinary business of investing in real estate assets and mortgages.

(c) The Trust shall not invest in or make any mortgage loan unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Trustees so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Trustees, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Trust’s records for at least five years and shall be available for inspection and duplication by any Shareholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(d) The Trust shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

(e) The Trust shall not make or invest in any mortgage loan, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust, would exceed an amount equal to 85% of the Appraised Value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

(f) The Trust shall not invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of the Advisor, any Trustee, the Sponsor or any Affiliate of the Trust.

(g) The Trust shall not (i) issue “redeemable securities” as defined in Section 2(a)(32) of the Investment Company Act of 1940; (ii) issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (iii) grant warrants or options to purchase shares to the Advisor or its affiliates or to officers or trustees affiliated with the Investment Advisor except on the same terms as such warrants or options are sold to the general public and in an amount not to exceed 10% of the outstanding shares on the date of grant of the warrants and options; (iv) issue equity securities on a deferred payment basis or similar arrangement; or (v) lend money to the Trustees or to the Advisor or its affiliates.

(h) A majority of the Trustees shall authorize the consideration to be paid for each asset, ordinarily based on the fair market value of the asset. If a majority of the Independent Trustees determine, or if the asset is acquired from the Advisor, a Trustee, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by the Independent Trustees.

(i) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage shall not exceed 300% of the Net Assets as of the date of any borrowing, unless any excess in borrowing over such 300% level is approved by a majority of the Independent Trustees. Any such excess borrowing shall be disclosed to Shareholders in the next quarterly report of the Trust following such borrowing, along with justification for such excess.

(j) The Trust will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.

(k) The Trust will not make any investment that the Trust believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Trust.

(l) The Trust will not invest in equity securities unless a majority of our Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable.

ARTICLE XI

CONFLICTS OF INTEREST

Section 11.1 Sales and Leases from Affiliates. From the Effective Date until Listing, the Trust may purchase or lease an asset from the Sponsor, the Advisor, a Trustee, or any Affiliate thereof upon a finding by a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction that such transaction is fair and reasonable to the Trust and at a price to the Trust no greater than the cost of the asset to such Sponsor, Advisor, Trustee or Affiliate, or, if the price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In all situations where assets are being acquired from the Advisor, Trustees, or Affiliate thereof, the fair market value of such assets will be determined by an independent expert selected by the Independent Trustees. In no event shall the purchase price of any Property to the Trust exceed its current Appraised Value, if any.

Section 11.2 Sales and Leases to the Sponsor, Advisor, Trustees or Affiliates. From the Effective Date until Listing, an Advisor, Sponsor, Trustee or Affiliate thereof may purchase or lease assets from the Trust if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Trust.

Section 11.3 Other Transactions.

(a) From the Effective Date until Listing, no goods or services will be provided by the Advisor or its Affiliates to the Trust unless a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties.

(b) The Trust shall not make loans to the Sponsor, advisor, Trustees or any Affiliates thereof. The Sponsor, Advisor, Trustees and any Affiliates thereof shall not make loans to the Trust, or to Joint Ventures in which the Trust is a co-venturer, for the purpose of acquiring Properties. Any loans to the Trust by such parties for the purposes must be approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction as being fair, competitive, and commercially reasonable, and no less favorable to the Trust than comparable loans between unaffiliated parties.

(c) From the Effective Date until Listing, in the event that an investment opportunity becomes available to the Trust that is suitable, under all of the factors considered by the Advisor, for the Trust and another program or account managed by the Advisor, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by the Advisor and suitable for the Trust will first be presented to the Trust before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, the Advisor shall examine, among others, the following factors: (i) the degree to which the potential acquisition meets the investment objectives and parameters of each program or account; (ii) the amount of funds available to each program or account and the length of time such funds have been available for investment; (iii) the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties; (iv) the policy of each program or account relating to leverage of properties; (v) the anticipated cash flow of each program or account; (vi) the income tax effects of the purchase of each program or account; and (vii) the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment in the opinion of our Board of Trustees and the Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, the Advisor may determine that another program or account affiliated with the Advisor will make the investment. Our Board of Trustees shall ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable; such procedures will be reviewed regularly by our Board of Trustees.

ARTICLE XII

SHAREHOLDERS

Section 12.1 Meetings. An annual meeting of the Shareholders will be held each year, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted, at least 30 days after delivery of our annual report, which will be delivered within 120 days after the end of each fiscal year. A majority of Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Trustees. Special meetings of shareholders may be called only upon the request of a majority of the Trustees, a majority of the Independent Trustees, the Chief Executive Officer or upon the written request of Shareholders holding not less than ten percent of the Trust’s outstanding shares entitled to vote. Upon receipt of a written request stating the purpose(s) of the meeting, the Trust will provide written notice of the meeting to all Shareholders within 10 days of such request, which will be held not less than 15 nor more than 60 days after the date of such notice and that the meeting will be held at a time and place specified in the request for the meeting or, if none, at a time and place convenient to shareholders as shall be determined by the Board. The presence of a majority of the outstanding Shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by this Declaration of Trust, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a Trustee.

Section 12.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees, without the necessity for concurrence by the Board, as provided in Sections 12.1, 8.5 and 8.7 hereof; (b) amendment of the Declaration of Trust, without the necessity for concurrence by the Board, as provided in Article XIV hereof; (c) termination of the Trust, without the necessity for concurrence by the Board, as provided in Section 16.2 hereof; (d) merger or consolidation of the Trust, or the sale or other disposition of all or substantially all of the Trust’s assets as provided in Article XV hereof; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board.

Section 12.3 Voting Limitations on Shares Held by the Advisor, Trustees and Affiliates. With respect to Shares owned by the Advisor, any Trustee, or any of their Affiliates, from the Effective Date until Listing, neither the Advisor, nor such Trustee(s), nor any of their Affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, such Trustee(s) or any of their Affiliates or any transaction between the Trust and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Trustee(s) and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 12.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting shareholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board of Trustees, upon the affirmative vote of a majority of the entire Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 12.5 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 12.6 Action by Shareholders Without a Meeting. The Bylaws may provide that any action required or permitted to be taken by the Shareholders may be taken without a meeting by the written consent of the Shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws, as the case may be.

Section 12.7 Right of Inspection. Any Shareholder and any designated representative thereof shall be permitted access to the records of the Trust to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Trust’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 12.8 Access to Shareholder List. An alphabetical list of the names, addresses and telephone numbers of the Shareholders, along with the number of Shares held by each of them (the “Shareholder List”), shall be maintained as part of the books and records of the Trust and shall be available for inspection by any Shareholder or the Shareholder’s designated agent at the home office of the Trust upon the request of the Shareholder. The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Shareholder so requesting within ten (10) days of receipt by the Trust of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Trust may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A Shareholder may request a copy of the Shareholder List in connection with matters relating to Shareholders’ voting rights, and the exercise of Shareholder rights under federal proxy laws.

If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Shareholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Shareholder requesting the list for the costs, including reasonable attorneys’ fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Trust. The Trust may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder’s interest in the Trust. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition, to and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

Section 12.9 Reports. The Trustees, including the Independent Trustees, shall take reasonable steps to insure that the Trust shall cause to be prepared and mailed or delivered to each Shareholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Effective Date and prior to Listing that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Trust and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Trust; (iv) the Total Operating Expenses of the Trust, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Trust, Trustees, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Trustees shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

ARTICLE XIII

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

Section 13.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust’s assets or the affairs of the Trust by reason of his being a Shareholder.

Section 13.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, and subject to the limitations set forth in Section 13.3 below, no Trustee or officer of the Trust shall be liable to the Trust or its Shareholders for money damages. However, to the extent that Maryland law conflicts with the provisions set forth in the NASAA REIT Guidelines regarding this Article XIII, the NASAA REIT Guidelines control to the extent any provisions of the Maryland law are not mandatory. Neither the amendment nor repeal of this Section 13.2, nor the adoption or amendment of any other provision of the Declaration of Trust or Bylaws inconsistent with this Section 13.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 13.3 Indemnification.

(a) From the Effective Date until Listing, the Trust shall indemnify and hold harmless a Trustee, officer, employee, agent, Advisor or Affiliate (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Trust in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust. The Trust shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Trustee (other than an Independent Trustee), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Trustee, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Trust, and no portion may be recoverable from the Shareholders.

(b) From the Effective Date until Listing, the Trust shall not provide indemnification to any Trustee, Advisor, Affiliate or any persons acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

(c) Notwithstanding anything to the contrary contained in the provisions of subsection (i) and (ii) above of this Section, from the Effective Date until Listing, the Trust shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Trust, the Indemnitee shall have been adjudged to be liable to the Trust.

(d) The Board may take such action as is necessary to carry out this Section 13.3 and is expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of the Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(e) Upon Listing, the Trust shall indemnify its Trustees, officers, employees, agents, Advisors or Affiliates to the maximum extent permitted by Maryland law.

Section 13.4 Payment of Expenses. The Trust shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust, (ii) the Indemnitee provides the Trust with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Trust as authorized by Section 13.3 hereof, (iii) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Trust acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Trust with a written agreement to repay the amount paid or reimbursed by the Trust, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

Section 13.5 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust by reason of their being Shareholders, Trustees, officers, employees or agents of the Trust, and all Persons shall look solely to the Trust’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone as a result of such omission.

ARTICLE XIV

AMENDMENTS

Section 14.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on Shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 17.5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

Section 14.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by the MRL, without any action by the Shareholders, (i) to qualify as a real estate investment trust under the Code or under the MRL, (ii) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL and (iii) as otherwise provided in the Declaration of Trust.

Section 14.3 By Shareholders. Except as provided in Section 14.2, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter, including without limitation, (1) any amendment which would adversely affect the rights, preferences and privileges of the Shareholders and (2) any amendment to

Article X, Article XI, Article XIII, Article XV, Article XVI, Sections 8.2 and 8.7 hereof and this Section 14.3 (or any other amendment of the Declaration of Trust that would have the effect of amending such sections).

ARTICLE XV

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Property of the Trust. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter. Any such transaction involving an Affiliate of the Trust or the Advisor also must be approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction as fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties.

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Trust’s assets shall be obtained from a competent Independent Appraiser. The Trust’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Trust and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Shareholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Shareholder’s pro rata share of the Appraised Value of the Net Assets of the Trust.

The Trust is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the Shareholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 12.1 and 12.2 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.7, 12.8 and 12.9 hereof;

(d) in which investor’s rights to receive reports will be less than as described in Section 12.9 hereof; or

(e) in which any of the costs of the Roll-Up Transaction would be borne by the Trust if the Roll-Up Transaction is not approved by the Shareholders.

ARTICLE XVI

DURATION AND TERMINATION OF TRUST

Section 16.1 Duration. In the event that Listing does not occur on or before December 31, 2011, the Trust shall consider commencing an orderly liquidation (subject to Shareholder approval) and Sale of the Trust’s assets in the manner set forth in Section 16.2. The Trust shall continue perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the MRL.

Section 16.2 Termination.

(a) The Trust may be terminated at any meetings of Shareholders, without the necessity for concurrence by the Board, by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining Property of the Trust among the Shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining Property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b) After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 17.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (i) the number or identity of Trustees, officers of the Trust or Shareholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Shareholders; (iv) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (v) an amendment to the Declaration of Trust; (vi) the termination of the Trust; or (vii) the existence of any fact or facts that relate to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Board or by any duly authorized officer, employee or agent of the Trust.

Section 17.3 Severability.

(a) The provisions of this Declaration of Trust are severable, and if the Board shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to Article XIV hereof; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 14.2. However, to the extent that the MGCL conflicts with the provisions set forth in the NASAA REIT Guidelines regarding this Section 17.3, the NASAA REIT Guidelines control to the extent any provisions of the MGCL are not mandatory.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 17.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the MGCL. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the MGCL, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

Section 17.5 Recordation. The Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deem appropriate, but failure to file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. Any restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

IN WITNESS WHEREOF, this Second Amended and Restated Declaration of Trust has been duly advised by the Board of Trustees and approved by the Shareholders of the Trust as required by law and has been executed on behalf of the Trust on this [    ] day of [        ], 2006 by the undersigned officer, who acknowledges in the name and on behalf of the Trust that this document is the act of the Trust, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

CB RICHARD ELLIS REALTY TRUST

By:
	Name:	Jack Cuneo
	Title:	President and Chief Executive Officer